UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
000-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)

495A South Fairview Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(805) 967-7611

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On December 5, 2013, Deckers Outdoor Corporation (“Deckers” or the “Company”) and Moreno Knox, LLC (the “Landlord”) entered into a lease agreement (the “Lease”) with respect to approximately 38.13 net acres of land and a warehouse and distribution building consisting of approximately 794,447 square feet of space located at 17791 Perris Boulevard, Moreno Valley, California (the “Building”), to be constructed by the Landlord. The term of the Lease is expected to commence on or around December 1, 2014. The initial term of the Lease will be approximately 124 months, and Deckers has three options to extend the term of the Lease for 5 years for each option. Deckers also has a one-time option to expand the Building by either (i) 200,000 to 400,000 square feet or (ii) approximately 775,265 square feet, which option must be exercised within 36 months following the commencement date, and the right to purchase the Building.
Upon commencement of the Lease, Deckers shall be obligated to make monthly rent payments to the Landlord (the “Rent”).  The Rent shall be approximately $286,000 per month for the first 24 months (subject to abatement in months 2, 3, 4 and 5 and part of month 7) and shall increase incrementally during the term to approximately $331,000 per month for the final 28 months of the initial term.
The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 13, 2013, the Board of Directors (the “Board”) of Deckers, upon recommendation of the Compensation Committee of the Board (the “Compensation Committee”), adopted two new long-term incentive awards, one for senior leaders in corporate roles (the “Corporate Awards”) and one for senior leaders in revenue generator roles (the “Revenue Generator Awards” and, together with the Corporate Awards, the “2013 LTIP Awards”) under the Company’s 2006 Equity Incentive Plan (the “2006 Plan”), which will relate to a performance period ending March 31, 2016. The specific terms of the 2013 LTIP Awards will be set forth in separate 2013 LTIP Restricted Stock Unit Award Agreements. The 2013 LTIP Awards will be available for issuance to current and future members of the Company’s leadership team, including the Company’s named executive officers.
Pursuant to each 2013 LTIP Award, the recipient will receive a specified maximum number of restricted stock units, each of which will represent the right to receive one share of the Company’s common stock. The Corporate Awards will vest only if the Company meets certain revenue targets ranging between $2,290.0 million and $2,558.4 million and certain earnings before interest, taxes, depreciation and amortization (“EBITDA”) targets ranging between $372.0 million and $415.4 million as of the 12-month period ending March 31, 2016. The Revenue Generator Awards will vest only if the Company meets certain revenue targets tailored for each brand, region and channel and ranging between $56.1 million and $2,118.9 million and a Company EBITDA threshold of at least $350 million as of the twelve-month period ending March 31, 2016. In addition, the recipient of the award must provide “Continuous Service” (as defined in the 2006 Plan) to the Company through March 31, 2016. No vesting of any 2013 LTIP Award will occur if the threshold performance criteria for such 2013 LTIP Award is not reached for the 12-month period ending March 31, 2016. To the extent financial performance is achieved above the threshold level, the number of restricted stock units that will vest will increase up to the maximum number of units issued under a particular 2013 LTIP Award. The determination of the level at which the performance criteria have been met will be based on the audited and reviewed financial statements of the Company for the 12-month period ending March 31, 2016.
The vesting of each 2013 LTIP Award will be accelerated in full in the event that the Company is acquired and, within 12 months of such acquisition, the recipient is terminated by the acquiring company without “Cause” or if the executive is “Constructively Terminated” (as such terms are defined in the 2006 Plan).
The form of 2013 LTIP Restricted Stock Unit Award Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The description of the terms of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Following its approval of the form of 2013 LTIP Restricted Stock Unit Award Agreement, the Board, upon recommendation of the Compensation Committee, made the following grants of 2013 LTIP Awards to the following named executive officers of the Company, in the unit amounts set forth in the table below.

Name	Position	Maximum Number of Restricted Stock Units	Form of 2013 LTIP Award

Angel Martinez	Chairman, President and Chief Executive Officer	30,000	Corporate Award
Zohar Ziv	Chief Operating Officer	7,500	Corporate Award
Thomas George	Chief Financial Officer	7,500	Corporate Award
Constance Rishwain	President, UGG® and Tsubo® brands	16,500	Revenue Generator Award
Steve Murray	President, EMEA	10,500	Revenue Generator Award

Item 5.07.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 13, 2013, the Board approved an amendment to Section 3.3 of Article III of Deckers’ Amended and Restated Bylaws to adopt a majority vote standard for uncontested director elections and a resignation policy for incumbent directors who do not receive the requisite votes in an uncontested election. The amendment shall be effective as of December 13, 2013.
Pursuant to amended Section 3.3, each director in an uncontested election shall be elected by a “majority of the votes cast” by the shares entitled to vote on the election of directors. A “majority of the votes cast” means that the number of votes “for” a nominee for director must exceed fifty percent (50%) of the votes cast. In a contested election, directors shall be elected by a plurality of the votes cast by the shares entitled to vote on the election of directors.
Pursuant to the director resignation policy set forth in amended Section 3.3, incumbent directors, in order to be considered as nominees in future director elections, must submit an irrevocable letter of resignation to the Board, which offer of resignation shall become effective (i) upon that incumbent director not receiving a majority vote in an uncontested election, and (ii) upon acceptance of the offer of resignation by the Board. If an incumbent director does not receive a majority vote in an uncontested election, Deckers’ Corporate Governance Committee (the “Governance Committee”) shall, within sixty (60) days following the stockholder vote, recommend to the Board the action to be taken with respect to such incumbent director’s offer of resignation. In determining whether or not to recommend that the Board accept such incumbent director’s resignation offer, the Governance Committee will consider all factors that the Governance Committee believes are in Deckers’ best interests. The Board shall act on the Governance Committee’s recommendation within ninety (90) days following the stockholder vote and, in making its determination, the Board will take into account the factors considered by the Governance Committee and any additional information and factors that the Board believes to be relevant. The incumbent director who tendered his or her offer to resign shall not participate in either the Governance Committee’s or the Board’s consideration or other actions regarding whether to accept the offer of resignation.
If such incumbent director’s resignation offer is not accepted by the Board, the Board shall, within four (4) business days after reaching its decision, publicly disclose the decision, including the reasons for not accepting the offer of resignation. In addition, such incumbent director shall continue to serve on the Board for the term for which he or she would have been elected and until the election of his or her successor, or until the incumbent director’s earlier death, resignation, or removal. If such incumbent director’s offer of resignation is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of the Bylaws.
The foregoing description of amended Section 3.3 of Deckers’ Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of amended Section 3.3 set forth in the Certificate of Amendment of Amended and Restated Deckers’ Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01    Exhibits.

(d)    Exhibits. The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement (2013 LTIP) under 2006 Equity Incentive Plan
3.1	Certificate of Amendment of Amended and Restated Deckers’ Bylaws dated December 19, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2013	Deckers Outdoor Corporation
/s/ Thomas A. George
Thomas A. George, Chief Financial Officer